UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(D) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 21, 2020

PREMIER FINANCIAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Commission file number 000-20908

Kentucky	61-1206757
(State or other jurisdiction of incorporation organization)	(I.R.S. Employer Identification No.)

2883 5th Avenue Huntington, West Virginia	25702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number (304) 525-1600

Not Applicable
Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	PFBI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

PREMIER FINANCIAL BANCORP, INC,

INFORMATION TO BE INCLUDED IN THE REPORT

Item 7.01.  Regulation FD Disclosure

On August 21, 2020, Premier Financial Bancorp, Inc. issued a press release announcing a quarterly cash dividend to its common shareholders.  At its regularly scheduled August 2020 meeting, the board of directors declared a $0.15 per share cash dividend to common shareholders.  Shareholders of record on September 15, 2020 will be eligible for the cash dividend which will be paid to shareholders on September 30, 2020.

Item 9.01.  Financial Statements and Exhibits

(c) Exhibit 99.1 - Press Release dated August 21, 2020 captioned “Premier Financial Bancorp, Inc. Announces Third Quarter Dividend.”.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER FINANCIAL BANCORP, INC.
(Registrant)

/s/ Brien M. Chase
Date: August 21, 2020                      Brien M. Chase, Senior Vice President
  and Chief Financial Officer